Exhibit 99.1

22nd Century Announces Hiring of Key Executive; Dr. Paul J. Rushton Will Spearhead

Growth and Commercialization of 22nd Century’s Plant Biotechnology Portfolio

October 8, 2015

22nd Century Group, Inc. (NYSE MKT: XXII), a leader in tobacco harm reduction, announced today the appointment of Paul J. Rushton, Ph.D. as the Company’s Vice President of Plant Biotechnology. Dr. Rushton is uniquely qualified to grow and commercialize the Company’s impressive patent portfolio relating to both tobacco and cannabis. He has extensive experience in tobacco biotechnology, including work at the University of Virginia on 22nd Century sponsored research projects, as well as nearly a decade working at the world-renowned Max Planck Institute for Plant Breeding in Germany.

Dr. Rushton has published over fifty scientific articles in the United States and abroad. He serves on the editorial boards of a number of scientific journals. While at the Max Planck Institute, Dr. Rushton provided the first evidence that WRKY transcription factors play crucial roles in plants’ responses to stress. Dr. Rushton’s research resulted in him personally defining and naming the important WRKY family of plant transcription factors.

While at the University of Virginia, Dr. Rushton designed and published the tobacco transcription factors database (TOBFAC). This database is possibly the largest collection of transcription factor sequences (genes which turn on or off particular plant responses) from a single tobacco species (over 2,500 genes) and is the world’s most extensive database for tobacco genomic research. http://compsysbio.achs.virginia.edu/tobfac/ Dr. Rushton is also co-inventor of several patents related to nicotine production in tobacco. Dr. Rushton was part of the team of scientists lead by Michael P. Timko, Ph.D, at the University of Virginia who worked on sponsored tobacco research projects for the Company. Thus, Dr. Rushton already has very strong and important experience in working with 22nd Century’s unique tobacco technology.

“Hiring a scientist of Paul Rushton’s caliber – especially given his extensive work in tobacco plant biotechnology – is like finding the proverbial needle in a haystack. He will be invaluable to 22nd Century,” explained Henry Sicignano, III, CEO and President. “Paul’s experience will enable him to contribute immediately to the Company’s Modified Risk Tobacco Products in development and to spearhead our cannabis technology initiatives.”

For more information about Dr. Paul Rushton and his research, visit: https://therushtonlab.wordpress.com/

About 22nd Century Group, Inc.

22nd Century Group is a plant biotechnology company focused on technology which allows it to increase or decrease the level of nicotine in tobacco plants through genetic engineering and plant breeding. The Company’s mission is to reduce the harm caused by smoking. 22nd Century currently owns or exclusively controls more than 185 issued patents and more than 50 pending patent applications around the world. The Company’s strong IP position led to a licensing agreement with British American Tobacco (“BAT”), the world’s second largest tobacco company. Visit www.xxiicentury.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the year ended December 31, 2014, filed on February 6, 2015, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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